Exhibit 10.1

PLEDGE AGREEMENT
This PLEDGE AGREEMENT (this “Agreement”), dated as of December 17, 2012, by FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership” or the “Assignor”), in favor of U.S. BANK NATIONAL ASSOCIATION, in its capacity as Collateral Agent for the Secured Parties (as defined below) (the “Assignee”).
WHEREAS, the Assignor is the legal and beneficial owner of the ownership interests of those certain Subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) more particularly described on Exhibit A attached hereto (the “Subsidiary Ownership Interests”);
WHEREAS, the Partnership, FelCor, U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), have entered into that certain Indenture dated as of December 17, 2012 (the “Indenture”), with respect to the Partnership's 5.625% Senior Secured Notes due 2023 (together with any additional Notes issued pursuant to the Indenture from time to time and the Exchange Notes (as such term is defined in the Indenture), collectively, the “Notes”);
WHEREAS, it is a requirement under the Indenture that the Assignor execute and deliver to the Assignee a pledge agreement in substantially the form hereof so that the Notes and related guarantees issued under the Indenture shall be secured by the Collateral (as defined below) that is granted to secure the Secured Obligations (as defined below) under the Indenture; and
WHEREAS, the Assignor and FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor” and together with the Assignor, the “Companies”), are part of a group of related companies, and the Assignor has received and/or expects to receive substantial direct and indirect benefits from the proceeds from the offering and sale of the Notes (which benefits are hereby acknowledged);
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. DEFINITIONS.
All terms not specifically defined herein, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, shall have the meanings assigned to them therein. The following terms shall have the following meanings herein:
Assigned Interests. See § 2.1 hereof.
Assignee. See preamble.
Assignor. See preamble.
Assignor Organizational Documents. The charter, partnership agreement or other constitutive documents of the Assignor.
Business Day. Any day on which banks are open for business in New York, New York.
Cash Collateral. See § 4.2.
Cash Collateral Account. See § 4.2.

Collateral. The Assigned Interests, the Cash Collateral, the Cash Collateral Account, and all other property now or hereafter pledged or assigned to the Assignee by the Assignor hereunder, and all income therefrom, increases therein and proceeds thereof.
Collateral Agent.    See recitals.
Collateral Documents.    As defined in the Indenture.
Companies. See recitals.
Event of Default. As defined in the Indenture.
FelCor. See preamble.
Indenture. See recitals.
Issuer Partnership Agreement. The Second Amended and Restated Agreement of Limited Partnership dated as of December 31, 2001, as amended by Addendum No. 1 (and the annexes thereto), Addendum No. 2, Addendum No. 3, Addendum No. 4, First Amendment dated as of April 1, 2002, Second Amendment dated as of August 31, 2002, Third Amendment dated as of October 1, 2002, Fourth Amendment dated as of July 1, 2003, Fifth Amendment dated as of April 2, 2004, Sixth Amendment dated as of August 23, 2004, Seventh Amendment dated as of April 7, 2005, and Eighth Amendment dated as of August 30, 2005, as the same may be further amended or amended and restated from time to time.
Noteholders. As defined in the Indenture.
Partnership. See preamble.
Secured Obligations. (i) all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Company or the Assignor at the rate provided for in the respective documentation, whether or not such claim for post-petition interest is allowed in any such proceeding)) owing to the Collateral Agent, the Trustee and the Noteholders, pursuant to the Notes, under the Indenture, the Notes and the Collateral Documents and the due performance and compliance by the Companies and the Assignor with all of the terms, conditions and agreements contained in the Notes, the Indenture and the Collateral Documents, as applicable; (ii) any and all sums advanced by the Collateral Agent in accordance with the Indenture or any of the Collateral Documents in order to preserve the Collateral or preserve its security interest in the Collateral; and (iii) in the event of any proceedings for the collection or enforcement of any indebtedness, obligations, or liabilities of the Companies and the Assignor referred to in clause (i) above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs.
Secured Parties. The Collateral Agent, the Trustee and the Noteholders.
Subsidiary. See preamble.
Subsidiary Assignor. See preamble.

Subsidiary Organizational Documents. The charter, bylaws, partnership agreements or other constitutive documents of each Subsidiary listed on Exhibit A whose ownership interests are being pledged under this Agreement.
Subsidiary Ownership Interests. See recitals.
Time Deposits. See § 4.2.
Trustee. See recitals.
2. PLEDGE.
2.1.    Grant of Security Interest. The Assignor hereby pledges, grants a security interest in, mortgages, and collaterally assigns and transfers to the Assignee, for the benefit of the Secured Parties, as security for the payment and performance in full when due of all of the Secured Obligations, all the right, title and interest of the Assignor in and to the Subsidiary Ownership Interests listed opposite its name on Exhibit A, wherever located and whether now owned or hereafter acquired or arising, including, without limitation, (a) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to the Assignor on account of its interest as an equityholder, general partner, limited partner or member of the Subsidiary Ownership Interests, (b) all of the Assignor's rights and interests as an equityholder, general partner, limited partner or member of the Subsidiary Ownership Interests, including all voting rights and all rights to grant or withhold consents or approvals in its capacity as an equityholder, general partner, limited partner or member, (c) all rights as an equityholder, general partner, limited partner or member of access and inspection to and use of all books and records, including computer software and computer software programs, of the Subsidiaries, (d) all other rights, interests, property or claims to which the Assignor may be entitled in its capacity as an equityholder, general partner, limited partner or member of the Subsidiaries, and (e) all proceeds and products of any of the foregoing (all of the foregoing rights, title and interest described in the foregoing clauses (a) through (e) being herein referred to collectively as the “Assigned Interests”).
2.2.    Pledge of Cash Collateral Account. The Assignor also hereby pledges and assigns to the Assignee, for the benefit of the Secured Parties, and grants to the Assignee, for the benefit of the Secured Parties, a security interest in, the Cash Collateral Account and all of the Cash Collateral, subject to the terms of this Agreement.
2.3.    Waiver of Certain Organizational Document Provisions. The Assignor irrevocably waives any and all provisions of the Subsidiary Organizational Documents that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any lien, security interest or encumbrance on any of the Collateral or any enforcement action which may be taken in respect of any such lien, security interest or encumbrance, or (b) otherwise conflict with the terms of this Agreement.
2.4.    Authorization to File Financing Statements. The Assignor hereby authorizes the Assignee, which shall have the right but not the obligation, to file in the applicable Uniform Commercial Code filing offices financing statements naming the Assignor as the debtor and indicating the Collateral as the collateral. Such financing statements may indicate some or all of the collateral on such financing statements, whether specifically or generally.
2.5.    Tender of Consents. The Assignor has tendered to the Assignee the consent of any other equityholder, general partner, limited partner or member of the Partnership or Subsidiary, as the case may be, deemed necessary or appropriate by the Assignee for the consummation of the transactions contemplated hereby.

2.6.    Delivery of Certificates. The certificates for the Subsidiary Ownership Interests, if any, accompanied by appropriate instruments of assignment thereof duly executed in blank by the Assignor, have been delivered to the Assignee.
2.7.    Additional Interests. In case the Assignor shall acquire any additional Subsidiary Ownership Interests (or any other ownership interests exchangeable for or convertible into Subsidiary Ownership Interests), whether by purchase, dividend, split or otherwise, then (i) such Subsidiary Ownership Interests shall automatically be subject to the pledge, assignment and security interest granted to the Assignee, for the benefit of the Secured Parties, under this Agreement and the Assigned Interests shall include such additional Subsidiary Ownership Interests and (ii) the Assignor shall deliver to the Assignee forthwith any certificates therefor, accompanied by appropriate instruments of assignment duly executed by the Assignor in blank, and the Assignee may update Exhibit A to reflect such additional Subsidiary Ownership Interests. In any event, on the last day of each fiscal quarter, the Assignor shall update Exhibit A to reflect the Subsidiary Ownership Interests then owned by the Assignor, and the Assignor and the Assignee shall make deliveries of the certificates for the Subsidiary Ownership Interests pledged under this Agreement so that such certificates are reconciled with such updated Exhibit A.
2.8.    Intercreditor Agreement. In the event that the Collateral Agent enters into any intercreditor agreement pursuant to the terms of the Indenture, the provisions of this Agreement will be subject to the provisions of such future intercreditor agreement.
2.9.    Limitation of Security Interest. (i) The Assigned Interests will constitute Collateral only to the extent that such Assigned Interests and other securities can secure the Notes without Rule 3-16 of Regulation S-X under the Securities Act of 1933 (or any other law, rule or regulation) requiring separate financial statements to be filed with the Securities and Exchange Commission (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933 requires or is amended, modified or interpreted by the Securities and Exchange Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Securities and Exchange Commission (or any other governmental agency) of separate financial statements due to the fact that such Assigned Interests and other securities secure the Notes, then the applicable Assigned Interests and other securities shall automatically be deemed not to be part of the Collateral (but only to the extent necessary to not be subject to any such financial statement requirement and only for so long as such financial statement requirement would otherwise have been applicable). In such event, this Agreement may be amended or modified, without the consent of any Noteholder, to the extent necessary to release the security interests in the applicable Assigned Interest and other securities that are so deemed to no longer constitute part of the Collateral. Notwithstanding the foregoing, the Assignor shall not take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the security interest on any Assigned Interest pursuant to this Section 2.9.
(ii)     In the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933 permits or is amended, modified or interpreted by the Securities and Exchange Commission to permit (or its replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such applicable Assigned Interest and other securities, which were excluded from Collateral pursuant to clause (i) above, to secure the Notes in excess of the amount then pledged without the filing with the Securities and Exchange Commission (or any other governmental agency) of separate financial statements, then the applicable Assigned Interest and other securities, which were excluded from Collateral pursuant to clause (i) above, shall automatically be deemed to be a part of the Collateral (but only to the extent that would not render them subject to any such financial statement requirement). In such event, this Agreement may be amended or modified, without the consent of any Noteholder, to the extent necessary to subject to the security interests under the Collateral Documents such additional Assigned Interest and other securities.

2.10.    Filing; Further Assurances.
(a)    The Assignor shall, at its own expense, execute and deliver, and have registered, recorded and filed or re-recorded, re-filed and renewed, such instruments and documents in such manner and in such place or places, if any, as may be required by law in order fully to preserve, protect and effectuate the security interests granted by the Collateral Documents.
(b)    The Assignor will do or cause to be done all acts and things which may be reasonably required, or which the Collateral Agent may reasonably request, to assure and confirm the Collateral Agent holds an enforceable and perfected first priority security interest in the Collateral, subject to Section 2.9 of this Agreement and Permitted Liens (as defined in the Indenture).
3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNOR.
3.1.    Representations and Warranties. The Assignor hereby represents and warrants to the Assignee as follows:
(a)    (i) The Partnership is duly organized, validly existing, and in good standing under the laws of the State of Delaware and all other jurisdictions where the Partnership does business and the Issuer Partnership Agreement is in full force and effect.
(ii)    Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the state of its jurisdiction and all other jurisdictions where such Subsidiary does business; each Subsidiary Organizational Document is in full force and effect; and the Assigned Interests are validly issued and non-assessable.
(b)    The Assignor has full right, power and authority to enter into this Agreement (including the provisions enabling the Assignee or its nominee, upon the occurrence of an Event of Default, to exercise the voting or other rights provided for herein), under the Assignor Organizational Documents and under applicable law, without the consent, approval or authorization of, or notice to, any other person, including any regulatory authority or any person having any interest in the Subsidiary Ownership Interests, as the case may be, other than any consents to this Agreement required to be given by any other equityholder, general partner, limited partner or member under the Assignor Organizational Documents, which consents, if any, have been duly received.
(c)    The execution, delivery, and performance of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary partnership proceedings on behalf of the Assignor, (ii) do not conflict with or result in any breach or contravention of any applicable law, regulation, judicial order or decree to which the Assignor is subject, (iii) do not conflict with or violate any provision of the Assignor Organizational Documents, and (iv) do not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any agreement, instrument, lease, mortgage or indenture to which the Assignor is party or subject, or to which any of its assets are subject.
(d)    This Agreement has been duly executed and delivered by the Assignor and is the legal, valid, and binding obligation of the Assignor enforceable against it in accordance with the terms hereof except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any case or proceeding therefor may be brought.
(e)    The Assignor is the sole, direct, legal and beneficial owner of all Assigned Interests listed opposite its name on Exhibit A, and has good and marketable title thereto, free and clear of any lien, security interest, mortgage or other encumbrance, other than the liens and security interest granted to the Assignee hereunder; and the liens and security interests hereunder constitute valid and perfected first priority liens and security interests.
(f)    The Assignor's type and jurisdiction of organization and the Assignor's tax identification number and organizational identification number is set forth below the Assignor's signature to this Agreement. The Assignor's principal place of business, chief executive office, and the place where the Assignor records concerning the Collateral are kept is located at 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062.
(g)    The Assignor has no obligation to make any contribution, capital call or other payment to any of the Subsidiaries with respect to the Subsidiary Assigned Interests.
(h)    The copy of each Subsidiary Organizational Document delivered or made available to the Assignee is a true, correct and complete copy thereof, and no Subsidiary Organizational Document has been amended or modified in any respect, except for such amendments or modifications as are attached to the copy thereof delivered or made available to the Assignee.
(i)    No partnership interest or limited liability company interest of the Assignor in any Subsidiary that is a partnership or a limited liability company is a security governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which such Subsidiary, as applicable, is organized.
3.2.    Covenants. The Assignor covenants to the Assignee as follows:
(a)    The Assignor will not permit or agree to any amendment or modification of the Subsidiary Organization Documents (except for ministerial or other non-substantive amendments or modifications) as in effect on the date hereof (or other governing document with respect to the Assigned Interests), or waive any rights or benefits under any of the Subsidiary Organization Documents (or such other governing documents), without the prior written consent of the Assignee, which consent may not be unreasonably withheld.
(b)    Except to the extent not permitted under the Indenture, the Collateral Documents or otherwise, without the prior written consent of the Assignee, the Assignor will not sell, dispose of or assign, beneficially or of record, or grant, create, permit or suffer any lien or encumbrance on, any of the Assigned Interests.
(c)    Except to the extent not permitted under the Indenture, the Collateral Documents or otherwise, without the prior written consent of the Assignee, the Assignor shall not cast any vote or give or grant any consent, waiver or ratification or take any other action which could reasonably be expected to (i) directly or indirectly authorize or permit the dissolution, liquidation or sale of any Subsidiary, whether by operation of law or otherwise, (ii) have the result of materially and adversely affecting any of the Assignee's rights under this Agreement, (iii) violate the terms of this Agreement or the Indenture, (iv) have the effect of impairing the validity, perfection or priority of the security interest of the Assignee in any manner whatsoever, or (v) cause an Event of Default.
(d)    The Assignor will comply in all material respects with all laws, regulations, judicial orders or decrees applicable to the Collateral or any portion thereof, and perform and observe its duties under the Subsidiary Organizational Documents applicable to it, with respect to the Assigned Interests.
(e)    The Assignor will (i) keep and maintain at its own cost and expense at its principal place of business satisfactory and complete records of the Collateral including a record of all payments received and all other dealings of a material nature with the Collateral, and (ii) mark its books and records pertaining to the Collateral and its books and records kept in its jurisdiction of organization to evidence this Agreement and the liens and security interests granted hereby.
(f)    The Assignor will pay promptly when due any taxes, assessments, and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind except that no such charge need be paid if (i) the validity thereof is being diligently contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any danger of the sale, forfeiture, or loss of any of the Collateral or any interest therein; and (iii) such charge is adequately reserved against.
(g)    The Assignor will advise the Assignee promptly, in reasonable detail, of (i) any lien, charge, claim or other encumbrance made or asserted in writing against any of the Collateral; (ii) any material change in the composition of the Collateral; (iii) the occurrence of any other event or condition which to its knowledge would have a material effect on the validity, perfection or priority of the liens and security interests granted hereunder; and (iv) any bankruptcy or litigation case or proceeding relating to any of the Collateral.
(h)    The Assignor will not (i) change its type or jurisdiction of organization or its organizational identification number, (ii) change its principal place of business or chief executive office or the location of the records concerning the Collateral without giving prior written notice to the Assignee and taking such actions as may be necessary or appropriate in the reasonable opinion of the Assignee duly to perfect and continue the perfection of the Assignee's first priority lien and security interest in the Collateral pursuant to the laws of any jurisdiction into which such place of business, chief executive office, or records is or are transferred, and (iii) change its name in any manner that might make any financing statement filed hereunder misleading or invalid unless the Assignor shall have notified the Assignee thereof and taken all such actions as may be necessary or appropriate in the reasonable opinion of the Assignee to make any financing statement filed in favor of the Assignee not misleading or invalid.
(i)    The Assignor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, the power and authority of the Assignor to own its property and carry on its business, the qualification of the Assignor to do business in its jurisdiction of organization, and the qualification of the Assignor to do business in each other jurisdiction where such qualification is necessary except where the failure so to qualify would not have a material adverse effect on the rights and interests of the Assignee hereunder or except as is not prohibited by the Indenture.
(j)    Without the prior written consent of the Assignee, the Assignor will not cause or permit the partnership interest or limited liability company interest of the Assignor in any Subsidiary that is a partnership or limited liability company to constitute a security governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which such Subsidiary, as applicable, is organized. If any such partnership interest or such limited liability company interest at any time constitutes a security governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which such Subsidiary is organized, the Assignor will, if it has not already done so, forthwith obtain an agreement from any such Subsidiary, in form and substance satisfactory to the Assignee, that any such Subsidiary will comply with instructions of the Assignee as to the Assigned Interests without further consent of the Assignor.
4. RIGHTS OF ASSIGNEE.
4.1.    Assignee Appointed Attorney-in-Fact. The Assignor hereby irrevocably constitutes and appoints the Assignee, its successors and assigns, its true and lawful attorney-in-fact, with full power and authority and with full power of substitution, at the expense of the Assignor, either in the Assignee's own name or in the name of the Assignor, at any time and from time to time, in each case as the Assignee in its sole discretion may determine (i) to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and (ii) upon the occurrence and during the continuance of an Event of Default:
(a)    to take any action and execute any instruments that such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof;
(b)    to ask, demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all sums or properties that may be or become due, payable, or distributable in respect of the Collateral or that constitute a part thereof, with full power to settle, adjust, or compromise any claim thereunder or therefor as fully as the Assignor could do;
(c)    to endorse or sign the name of the Assignor on all instruments given in payment or in part payment thereof and all documents of satisfaction, discharge, or receipt required or requested in connection therewith; and
(d)    to file or take any action or institute any case or proceeding that the Assignee may deem necessary or appropriate to collect or otherwise realize upon any or all of the Collateral, or effect a transfer thereof, or that may be necessary or appropriate to protect and preserve the right, title, and interest of the Assignee in and to the Collateral and the security intended to be afforded hereby.
4.2.    Cash Collateral Account. Unless applied by the Assignee to Secured Obligations then due and payable, all sums of money that are paid to the Assignee pursuant to this Agreement with respect to the Collateral shall be deposited into a non-interest bearing account with the Assignee or another financial institution selected by the Assignee in its sole discretion (the “Cash Collateral Account”). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including certificates of deposit issued by the Assignee or another financial institution selected by the Assignee in its sole discretion (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as “Time Deposits”) that are satisfactory to the Assignee, provided, in any such case, arrangements satisfactory to the Assignee are made to perfect, and to ensure the first priority of, its lien and security interest in such Time Deposits. Interest earned on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits, and any and all proceeds of any thereof are hereinafter referred to as the “Cash Collateral.” If the Cash Collateral Account is not maintained with the Assignee, the Assignor shall, at the Assignee's request and option, pursuant to an agreement in form and substance satisfactory to the Assignee, either (a) cause the depositary bank with which the Cash Collateral Account is maintained to agree to comply at any time with instructions from the Assignee to such depositary bank directing the funds comprising the Cash Collateral, without further consent of the Assignee, or (b) arrange for the Assignee to become the customer of such depositary bank with respect to the Cash Collateral Account.
4.3.    Distributions, Conversion, Voting, etc. So long as no Event of Default shall have occurred and be continuing, the Assignor shall be entitled to:
(a)    receive all cash and other distributions paid in respect of the Assigned Interests, not authorized or made in violation of the Indenture;
(b)    exercise any voting rights relating to the Assigned Interests; and
(c)    give consents, waivers, approvals, and ratifications in respect of the Assigned Interests.
All such rights of the Assignor to receive cash and other distributions shall cease if an Event of Default shall have occurred and be continuing, except to the extent permitted under the Indenture, and in each such case the Assignor shall (i) at the request of the Assignee, issue appropriate instructions that any such distributions be paid directly to the Assignee or to such account as the Assignee may designate, and (ii) hold in trust for the Assignee and immediately pay over to the Assignee any such distributions received by the Assignor, except in each case to the extent permitted under the Indenture. All such rights of the Assignor referred to in clauses (b) and (c) shall, at the Assignee's sole option, as evidenced by the Assignee's notifying the Assignor in writing of its exercise of such option, cease in case an Event of Default shall have occurred and be continuing.
4.4.    No Assignment of Duties. This Agreement constitutes an assignment of the Assigned Interests and the other Collateral only and not an assignment of any duties or obligations of the Assignor with respect thereto, and by its acceptance hereof and whether or not the Assignee shall have exercised any of its rights or remedies hereunder, the Assignee does not undertake to perform or discharge, and shall not be responsible or liable for the performance or discharge of, any such duties or responsibilities, including, without limitation, for capital calls. The Assignor agrees that, notwithstanding the exercise by the Assignee of any of its rights hereunder, the Assignor shall remain liable for the full and prompt performance of the Assignor's obligations and liabilities under the Subsidiary Organizational Documents. Under no circumstances shall the Assignee or any holder of any of the Secured Obligations as such be deemed to be a partner of the Partnership or any Subsidiary that is a partnership by virtue of the provisions of this Agreement unless expressly agreed to in writing by the Assignee. Without limiting the generality of the foregoing, the Assignee shall have no partnership fiduciary duty to the Assignor that is a partner in such Subsidiary, whether by virtue of the security interests and liens hereunder, or any enforcement action in respect of such security interests and liens, unless and until the Assignee is admitted to any such Subsidiary a substitute partner after exercising enforcement rights under § 9-610 or § 9-620 of the Uniform Commercial Code in effect in the State of New York, or otherwise.

5. [INTENTIONALLY OMITTED]
6. REMEDIES.
6.1.    Remedies. During the continuance of an Event of Default, the Assignee shall have, in addition to the rights, powers and authorizations to collect the sums assigned hereunder, all rights and remedies of a secured party under the Uniform Commercial Code and under other applicable law with respect to the Assigned Interests and any other Collateral hereunder, including, without limitation, the following rights and remedies:
(a)    if the Assignee so elects and gives written notice of such election to the Assignor, the Assignee may, in its sole discretion, (i) exercise any voting rights relating to the Assigned Interests (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including for the amendment or modification of the Subsidiary Organizational Documents or the liquidation of the assets of the Subsidiaries, (ii) give all consents, waivers, approvals, and ratification in respect of such Assigned Interests, and (iii) otherwise act with respect thereto as though it were the outright owner thereof (the Assignor hereby irrevocably constituting and appointing the Assignee the proxy and attorney-in-fact of the Assignor, with full power and authority of substitution, to do so);
(b)    the Assignee may, in its sole discretion, demand, sue for, collect, compromise, or settle any rights or claims in respect of any Collateral, as attorney-in-fact pursuant to § 4.1 or otherwise;
(c)    (i) the Assignee may, in its sole discretion, sell, resell, assign, deliver, or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms, in such manner, at such place or places, at such time or times, and to such persons or entities as the Assignee thinks expedient, all without demand for performance by the Assignor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by applicable law; and (ii) at the time of any such sale or other disposition, the Assignee or its nominee or any purchaser of the Collateral at a foreclosure sale may, in its sole discretion, cause any Subsidiary that is a partnership to make an election under § 754 of the Internal Revenue Code as to the basis of any Assigned Interest that is an interest in a partnership being sold or otherwise disposed of;
(d)    the Assignee may, in its sole discretion, cause all or any part of the Assigned Interests held by it to be transferred into its name or the name of its nominee or nominees; and
(e)    the Assignee may, in its sole discretion, set off against the Secured Obligations or place an administrative hold or freeze on any and all sums deposited with it or held by it, including any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Assignee, with any withdrawal penalty relating to Time Deposits being an expense of collection.
6.2.    Remedies Not Exclusive. No single or partial exercise by the Assignee of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Each right, power and remedy herein specifically granted to the Assignee or otherwise available to it shall be cumulative, and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise. Each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised during the continuance of an Event of Default at any time and from time to time and as often and in such order as may be deemed expedient by the Assignee in its sole discretion.

6.3.    Public Sale. In the event of any sale or other disposition of the Collateral as provided in § 6.1(c), the Assignee shall give to the Assignor at least five (5) Business Days' prior written notice of the time and place of any public sale or other disposition of the Collateral or of the time after which any private sale or any other disposition is to be made. The Assignor hereby acknowledges that five (5) Business Days' prior authenticated notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. The Assignee may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereafter imposed by law, regulation, judicial order or decree or otherwise (all of which are hereby expressly waived by the Assignor, to the fullest extent permitted by law). The Assignee may buy any part or all of the Collateral at any public sale or other disposition and if any part or all of the Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of a type which is the subject of widely-distributed standard price quotations, the Assignee may buy at private sale or other disposition and may make payments thereof by any means. The Assignee may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, to reasonable attorneys' fees, travel, and all other expenses which may be incurred by the Assignee in attempting to collect the Secured Obligations or to enforce this Agreement or in the prosecution or defense of any case or proceeding related to this Agreement, and then to the Secured Obligations in accordance with the requirements of this Agreement.
6.4.    Private Sale. The Assignor recognizes that the Assignee may be unable to effect a public sale or other disposition of the Collateral by reason of the lack of a ready market for the Collateral, of the limited number of potential buyers of the Collateral or of certain prohibitions contained in the Securities Act of 1933, state securities laws, and other applicable laws, and that the Assignee may be compelled to resort to one or more private sales or other dispositions thereof to a restricted group of purchasers. The Assignor agrees that any such private sales or other dispositions may be at prices and other terms less favorable to the seller than if sold at public sales or other dispositions and that such private sales or other dispositions shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner. The Assignee shall be under no obligation hereunder or otherwise (except as provided by applicable law) to delay a sale or other disposition of any of the Collateral for the period of time necessary to permit the registration of such securities for public sale or other public disposition under the Securities Act of 1933, as amended, and applicable state securities laws. Any such sale or other disposition of all or a portion of the Collateral may be for cash or on credit or for future delivery and may be conducted at a private sale or other disposition where the Assignee or any other person or entity may be the purchaser of all or part of the Assigned Interests so sold or otherwise disposed of. The Assignor agrees that to the extent notice of sale or other disposition shall be required by law, at least five (5) Business Days' prior notice to the Assignor of the time and place after which any private sale is to be made shall constitute reasonable notification. Subject to the foregoing, the Assignee agrees that any sale or other disposition of the Assigned Interests shall be made in a commercially reasonable manner. The Assignee shall incur no liability as a result of the sale or other disposition of any of the Collateral, or any part thereof, at any private sale which complies with the requirements of this § 6.4. The Assignor hereby waives, to the extent permitted by applicable law, any claims against the Assignee arising by reason of the fact that the price at which any of the Collateral, or any part thereof, may have been sold or otherwise disposed of at such private sale was less than the price that might have been obtained at a public sale or other public disposition, even if the Assignee accepts the first offer deemed by the Assignee in good faith deemed to be commercially reasonable under the circumstances and does not offer any of the Collateral to more than one offeree.
6.5.    Title. Nothing contained in this Agreement shall be construed to require the Assignee to take any action with respect to the Assigned Interests, whether by way of foreclosure or otherwise and except as required by the partnership agreement of any Subsidiary that is a partnership, in order to permit the

Assignee to become a substitute partner of any Subsidiary that is a partnership under the partnership agreement governing such Subsidiary.
6.6.    Priorities
. If the Collateral Agent collects any money pursuant to this Article Six, it shall pay out the money in the following order:
First:    to the Collateral Agent and Trustee for all amounts due under Sections 7.07 and 12.11(l) of the Indenture.
Second: to the Collateral Agent and Trustee for all amounts due under this Article Six and the definition of Secured Obligations;
Third: to Noteholders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and
Fourth: to the Partnership or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

7. ASSIGNMENT NOT AFFECTED BY OTHER ACTS.
The Assignor acknowledges and agrees that the security interests and collateral assignments herein provided for shall remain in full force and effect and shall not be impaired by any acceptance by the Assignee of any other collateral security for or guaranty of any of the Secured Obligations, or by any failure or neglect or omission on the part of the Assignee to realize upon, collect or protect any Secured Obligations or any Collateral. The security interests and collateral assignments herein provided for shall not in any manner be affected or impaired by any renewal, extension, modification, amendment, waiver, or restatement of any of the Secured Obligations or of any collateral security therefor, or of any guaranty thereof, the Assignor hereby waiving any and all suretyship defenses to the extent otherwise applicable. In order to sell or otherwise dispose of or otherwise realize upon the security interests and assignments herein granted and provided for, and exercise the rights granted the Assignee hereunder and under applicable law, there shall be no obligation on the part of the Assignee at any time to first resort for payment to any guarantors of the Secured Obligations or any part thereof or to resort to any other collateral security, property, liens or other rights or remedies whatsoever, and the Assignee shall have the right to enforce the security interests and collateral assignments herein provided for irrespective of whether or not other proceedings are pending for realization upon or from any of the foregoing.
8. MISCELLANEOUS.
8.1.    Additional Instruments and Assurances. The Assignor hereby agrees, at its own expense, to execute and deliver, from time to time, any and all other instruments, and to perform such acts, as the Assignee may reasonably request to effect the purposes of this Agreement and to secure to the Assignee the benefits of all rights and remedies conferred upon the Assignee by the terms of this Agreement.
8.2.    Release. If and only if all of the indebtedness and obligations of the Companies under the Indenture shall have been indefeasibly paid, performed and discharged in full in cash, or the security interest in the Collateral otherwise shall have been released by the Trustee in accordance with the Indenture, the lien and security interest created hereby shall be automatically released with respect to all Secured Parties and the Assignee shall, upon demand and at the sole expense of the Assignor, deliver, file or record the proper instrument or instruments to evidence such release, and such release shall be binding upon all of the Secured Parties notwithstanding that Secured Obligations may then be outstanding.
8.3.    Assignee's Exoneration. Under no circumstances shall the Assignee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind or any matter or proceeding arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Collateral and (b) if an Event of Default shall have occurred and be continuing, to act in a commercially reasonable manner in exercising its rights and remedies with respect to the Collateral. Subject to the foregoing, the Assignee shall not be required to take any action of any kind to collect, preserve or protect its or the Assignor's rights in the Collateral.
8.4.    No Waiver, etc. Any term of this Agreement may be amended or modified with, but only with, the written consent of the Assignor and the Assignee. Any term of this Agreement may be waived by a writing executed by the party to be charged with such waiver. No act, failure, or delay by the Assignee shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Assignee of any default, right, or remedy that it may have shall operate as a waiver of any other default, right, or remedy or of the same default, right, or remedy on a future occasion.
8.5.    Waiver by Assignor. The Assignor hereby waives presentment, notice of dishonor, and protest of all instruments included in or evidencing any of the Secured Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or for notices required in connection with judicial proceedings).
8.6.    Notice, etc. All notices, requests, and other communications hereunder shall be made and effective in the manner and at the address set forth on the signature pages hereto or at such other address as may be set forth or in a notice from the notifying party to the other parties hereto.
8.7.    Overdue Amounts. Until paid, all amounts due and payable by the Assignor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Indenture.
8.8.    Governing Law; Consent to Jurisdiction. This Agreement is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the State of New York. THE ASSIGNOR AGREES THAT ANY PROCEEDING FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BEING MADE UPON THE ASSIGNOR BY MAIL AT THE ADDRESS SPECIFIED IN § 8.6. THE ASSIGNOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH PROCEEDING OR ANY SUCH COURT OR THAT SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT COURT.
8.9.    Waiver of Jury Trial. THE ASSIGNOR AND THE ASSIGNEE HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.

8.10.    Severability and Enforceability. All provisions hereof are severable and the invalidity or unenforceability of any of such provisions shall in no manner affect or impair the validity and enforceability of the remaining provisions hereof.
8.11.    Successors and Assigns. This Agreement shall be binding upon the Assignor and upon the legal representatives, successors and assigns of the Assignor and shall inure to the benefit of the Assignee and its successors and assigns.
8.12.    Counterparts. This Agreement may be executed in any number of counterparts, each constituting an original, but all together one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, email, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
8.13.    Entire Agreement. This Agreement and the Indenture and any other document executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any terms hereof may be changed, waived or terminated except by a writing signed by each party hereto.

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Agreement as of the date first above written, as an instrument under seal.

ASSIGNOR:	FELCOR LODGING LIMITED PARTNERSHIP
By: FelCor Lodging Trust Incorporated, its general partner

	By:	/s/ Bianca Sandoval Green
		Name:	Bianca Sandoval Green
		Title:	Vice President and Associate General Counsel

Type of organization: limited partnership

Jurisdiction of organization: Delaware

Tax identification number: 75-2544994

Organizational identification number (or state “none” if the jurisdiction does not issue one):

		Address:	545 E. John Carpenter Freeway
Suite 1300
Irving, TX 75062

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

FELCOR LODGING TRUST INCORPORATED

By:	/s/ Bianca Sandoval Green
	Name:	Bianca Sandoval Green
	Title:	Vice President and Associate General Counsel

ASSIGNEE:	U.S. BANK NATIONAL ASSOCIATION,
AS COLLATERAL AGENT

By: U.S. Bank National Association

By:	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

Address:

60 Livingston Avenue EP-MN-WS3C
St, Paul, Minnesota 55107

EXHIBIT A
Subsidiary Ownership Interests

Current Legal Entities Owned	Record Owner(s)	Jurisdiction of Organization	Issued & Outstanding/Authorized	Certificate No.	No. Shares/Interest Pledged	Percent Pledged
FelCor Milpitas Owner, L.L.C.	FelCor Lodging Limited Partnership	Delaware	N/A	N/A	100% membership interests	100%
FelCor Baton Rouge Owner, L.L.C.	FelCor Lodging Limited Partnership	Delaware	N/A	N/A	100% membership interests	100%
FelCor Dallas Love Field Owner, L.L.C.	FelCor Lodging Limited Partnership	Delaware	N/A	N/A	100% membership interests	100%
Myrtle Beach Owner, L.L.C.	FelCor Lodging Limited Partnership	Delaware	N/A	N/A	100% membership interests	100%